SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X  ]
Filed by a Party other than the Registrant  [    ]

Check the appropriate box:

         [ ]   Preliminary Proxy Statement
         [X]   Definitive Proxy Statement
         [ ]   Definitive Additional Materials
         [ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 THINKPATH INC.
                (Name of Registrant as specified in its charter)



      (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

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         [ ] $500 per each party to the controversy pursuant to Exchange Act
             Rule 14a-6(i)(3).
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                  (1) Title of each class of securities to which transaction applies:
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                      applies:
                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (A)
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         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                 THINKPATH INC.
                             201 WESTCREEK BOULEVARD
                        BRAMPTON, ONTARIO, CANADA L6T 5S6
                                  -------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 22, 2005

TO THE SHAREHOLDERS OF THINKPATH INC.:

         NOTICE IS HEREBY GIVEN, that the Annual Meeting (the "Meeting") of shareholders of Thinkpath Inc. (the "Company") will be held at 10:00 A.M. on April 22, 2005 at the Company's executive offices located at 201 Westcreek Boulevard, Brampton, Ontario, Canada, L6T 5S6, for the following purposes:

1.   To elect the Board of Directors of the Company for the ensuing year;

2. To ratify the appointment of Schwartz, Levitsky, Feldman, llp, as the Company's independent chartered accountants for the ensuing year;

3. To vote upon the proposal to approve certain compensation to Declan French, our chairman of the board of directors, chief executive officer and president;

4. To vote upon the proposal to approve a reverse stock split of the Company's outstanding common shares, a form of which proposal is appended hereto as Annex A.

5. To ratify the adoption of the Company's 2005 Stock Option Plan, a copy of which is attached hereto as Annex B.

6. To transact such other business as may properly come before the Meeting and any continuations and adjournments thereof.


         Shareholders of record at the close of business on March 3, 2005 are entitled to notice of and to vote at the Meeting.

         In order to ensure a quorum, it is important that the shareholders representing a majority of the total number of shares issued and outstanding and entitled to vote be present in person or represented by their proxies. Therefore, whether you expect to attend the Meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If a shareholder attends the Meeting and prefers to vote in person, such shareholder can revoke such shareholder's proxy.

         In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

By Order of the Board of Directors, April 6, 2005
/s/ Declan A. French
--------------------
Chairman of the Board of Directors

                                 THINKPATH INC.

                             201 WESTCREEK BOULEVARD
                        BRAMPTON, ONTARIO, CANADA L6T 5S6
                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 22, 2005

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Thinkpath Inc. (the "Company") for use at the Annual Meeting (the "Meeting") of shareholders of the Company to be held on April 22, 2005 at 10:00 A.M. at the Company's executive offices located at 201 Westcreek Boulevard, Brampton, Ontario, Canada, L6T 5S6 and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date, or by attending the Meeting and voting. This statement, the accompanying Notice of Meeting and form of Proxy have been first sent to the shareholders on or about April 11, 2005.

         In addition, please note that abstentions and broker non-votes are included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

         All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the shareholder's directions, and unless contrary directions are given, will be voted for the proposals described below.

         Please note that all references to dollar amounts in this Proxy, unless otherwise indicated, are to United States dollars.


                             OWNERSHIP OF SECURITIES

         Only shareholders of record at the close of business on March 3, 2005, the date fixed by the Board of Directors in accordance with the Company's By-Laws (the "Record Date"), are entitled to vote at the Meeting. As of the Record Date there were 21,667,024,425 issued and outstanding shares of the Company's common stock.

         Each outstanding share of common stock is entitled to one vote on all matters properly coming before the Meeting. A majority of the shares of the outstanding common stock is necessary to constitute a quorum for the Meeting.

                             PRINCIPAL SHAREHOLDERS


         The following table sets forth, as of March 3, 2005, the names and beneficial ownership of the Company's common stock beneficially owned, directly or indirectly, by: (i) each person who is a director or executive officer of the Company; (ii) all directors and executive officers of the Company as a group; and (iii) all holders of 5% or more of the outstanding shares of the common stock of the Company:

Name and Address of                     Amount and Nature of       Percentage of Shares
Beneficial Owner (1)                Beneficial Ownership (2)                Outstanding



Declan A. French                              2,910,684  (3)                     *
Kelly Hankinson                                 180,167  (4)                     *
Lloyd MacLean                                   --                               *
Arthur S. Marcus                                 30,500  (5)                     *
Alpha Capital                               896,136,471  (6)                  6.8%
Bristol Investment Fund                   1,834,618,490  (7)                  8.5%
Tazbaz Holdings Limited                     896,136,471  (8)                  4.9%

All Directors and Officers as a
Group (6 persons) (3 - 7)                     3,121,351                          *

 * Less than 1%.

(1) Except as set forth above, the address of each individual is 201 Westcreek Boulevard, Brampton, Ontario, Canada, L6T 5S6

(2) Based upon information furnished to us by the directors and executive officers or obtained from our stock transfer books. We have been informed that these persons hold the sole voting and dispositive power with respect to the common stock except as noted herein. For purposes of computing "beneficial ownership" and the percentage of outstanding common stock held by each person or group of persons named above as of March 3, 2005 or, 21,667,024,425 shares, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 101,333 shares of common stock issuable upon the exercise of options granted to Declan A. French that are currently exercisable or exercisable within the next 60 days. Also includes 2,809,351 shares of common stock issued to Declan A. French pursuant to an amendment of his employment agreement dated January 27, 2003.

(4) Includes 1,333 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days.

(5) Includes 27,500 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within the next 60 days. Excludes 347,902 shares of common stock issued in the name of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, our United States legal counsel, of which Mr. Marcus is a partner.

(6) Does not include up to 1,700,696,397 of warrants that may be exercised upon 60 days prior notice. Pursuant to the warrant agreement, in no event shall the holder be permitted to exercise outstanding warrants to the extent that the number of shares of common stock owned by such holder will be equal to or exceed 4.9% of the number of shares of common stock then issued and outstanding. Does not include shares of common stock issuable upon the conversion of $362,500 principal amount convertible debentures.

(7) Does not include up to 4,099,155,781of warrants that may be exercised upon 60 days prior notice. Pursuant to the warrant agreement, in no event shall the holder be permitted to exercise outstanding warrants to the extent that the number of shares of common stock owned by such holder will be equal to or exceed 4.9% of the number of shares of common stock then issued and outstanding. Does not include shares of common stock issuable upon the conversion of $745,200 principal amount convertible debentures.

(8) Includes 781,275,469 shares of common stock issuable upon the exercise of warrants. Pursuant to the warrant agreement, in no event shall the holder be permitted to exercise outstanding warrants to the extent that the number of shares of common stock owned by such holder will be equal to or exceed 4.9% of the number of shares of common stock then issued and outstanding. Does not include up to 1,775,867,388 of warrants that may be exercised upon 60 days prior notice or shares of common stock issuable upon the conversion of $55,000 principal amount convertible debentures.

                                      Number of securities to         Weighted-average        Number of securities
                                      be issued upon exercise        exercise price of         remaining available
                                      of outstanding options,       outstanding options,       for future issuance
                                        warrants and rights         warrants and rights           under equity
                                                                                               compensation plans
  Equity compensation plans                 559,500                      1.22                        7,810,500
  approved by security holders
  Equity compensation plans not
  approved by security holders              --                           --                          --
  Total                                     559,500                      1.22                        7,810,500


                            DESCRIPTION OF SECURITIES


         The Company's total authorized capital stock currently consists of an unlimited number of shares of common stock, with no par value, and 1,000,000 shares of preferred stock, with no par value per share. The following descriptions contain all material terms and features of the Company's securities and are qualified in all respects by reference to the Company's Articles of Incorporation and Bylaws, each as amended.

COMMON STOCK

         The Company is currently authorized to issue an unlimited number of shares of common stock, no par value per share, of which as of March 3, 2005, 21,667,024,425 shares of common stock are outstanding, excluding the shares of common stock to be issued (i) upon conversion of the 12% Senior Secured and Original Issue Discount Convertible Debentures, and (ii) upon the exercise of all outstanding warrants and options. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the conversion of the outstanding 12% Senior Secured Convertible Debenture, and the exercise of outstanding warrants and options will be, validly authorized and issued, fully paid, and non-assessable.

             The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably dividends as may be declared by the Company's Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of the common stock are entitled to share ratably in all assets remaining, if any, after payment of liabilities. Holders of common stock have no preemptive rights and have no rights to convert their shares of common stock into any other securities.

         Pursuant to the Business Corporation Act, Ontario, a shareholder of an Ontario Corporation has the right to have the corporation pay the shareholder the fair market value for his shares of the corporation in the event such shareholder dissents to certain actions taken by the corporation, such as amalgamation or the sale of all or substantially all of the assets of the corporation and such shareholder follows the procedures set forth in the Business Corporation Act, Ontario.

PREFERRED STOCK

         The Company's Articles of Incorporation authorize the issuance of up to 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, the Company's Board of Directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock.

SERIES A 8% CONVERTIBLE PREFERRED STOCK

         There were 17,500 shares of Series A 8% Convertible Preferred Stock authorized and issued, none of which remain outstanding.

SERIES B 8% CONVERTIBLE PREFERRED STOCK

         There were 1,500 shares of Series B 8% Convertible Preferred Stock authorized and issued, none of which remain outstanding.

SERIES C 7% CONVERTIBLE PREFERRED STOCK

               Pursuant to a share purchase agreement dated April 18, 2001, (the "Series C Preferred Stock Purchase Agreement") as amended on June 6, 2001, the Company issued 1,230 shares of Series C 7% Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"). Each share of Series C Preferred Stock has a stated value of $1,000 per share. The shares of Series C Preferred Stock are convertible into shares of the Company's common stock at the option of the holders, at any time after issuance until such shares of Series C Preferred Stock are mandatorily converted or redeemed by the Company, under certain conditions.

             As of the record date, there are no Series C Preferred Stock outstanding. All of the 1,230 shares of Series C preferred stock have been converted into an aggregate of 25,267,242 shares of common stock. As of the record date, all 723,436 warrants issued in connection with the purchase of the Series C Preferred Stock remain outstanding and none have been exercised.


12% SENIOR SECURED CONVERTIBLE DEBENTURE

                 Pursuant to a share purchase agreement dated December 5, 2002, the Company entered into an agreement (the "12% Senior Secured Convertible Debenture Agreement"), with a syndicate of investors for debentures of up to $3,000,000. The first debenture of $800,000 was purchased together with 50,285,714 warrants on closing. The debenture will become due twelve months from the date of issuance. The investors will have the right to acquire up to $800,000 worth of the Company's common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount until December 5, 2009 at a purchase price of $.0175 per share. The Company is required to pay interest to the debenture holder on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock. On June 30, 2003 and July 22, 2003, 12,571,428 of these warrants were repriced from $.0175 to $.00137 per share. On October 14, 2003, 12,571,428 of these warrants were repriced from $.00137 to $.00075 per share. On June 18, 2004, 1,142,857 of these warrants were repriced from $.00075 to $.00025 per share.

                On December 18, 2002, the Company entered into a share purchase agreement with Tazbaz Holdings Limited for the issuance and sale by the Company of a $100,000 principal amount Convertible Debenture and 5,625,000 warrants to purchase shares of the Company's common stock. The debenture will become due twelve months from the date of issuance. Tazbaz Holdings Limited will have the right to acquire up to $100,000 worth of our common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount until December 18, 2009 at a purchase price of $.0175 per share. The Company is required to pay interest to Tazbaz Holdings Limited on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock. On April 7, 2004, all of these warrants were repriced from $.0175 to $.0004 per share.

               During the year ended December 31, 2003, the Company sold an additional $2,075,000 in convertible debentures along with 770,033,457 warrants. The debentures will become due twelve months from the date of issuance. The investors will have the right to acquire up to $2,075,000 worth of the Company's common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount for a period of seven years from closing at purchase prices ranging from $.0175 to $.00075 per share. The Company is required to pay interest to the debenture holder on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock. On April 7, 2004, 11,999,999 of these warrants were repriced from $.0175 to $.0004 per share. On June 18, 2004, 279,324,980 of these warrants were repriced from $.00075 to $.00025 per share. On November 12, 2004, 167,244,016 of these warrants were repriced from $.00025 to $.00020 per share.

              On January 8, 2004, the Company sold an additional $25,000 in convertible debentures along with 1,428,571 warrants pursuant to the share purchase agreement (the "12% Senior Secured Convertible Debenture Agreement") dated December 5, 2002. The debentures will become due twelve months from the date of issuance. The investors will have the right to acquire up to $25,000 worth of the Company's common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount for a period of seven years from closing at a purchase price of $.0175 per share. The Company is required to pay interest to the debenture holder on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock. On April 7, 2004 all of these warrants were repriced from $.0175 to $0.0004 per share

             On March 25, 2004, the Company entered into a new share purchase agreement with Bristol Investment Fund, Ltd. for the issuance and sale by the Company of debentures of up to $1,000,000. The first debenture of $350,000 was purchased together with 924,000,000 warrants on closing. The debenture will become due twelve months from the date of issuance. Bristol will have the right to acquire up to $350,000 worth of the Company's common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount until March 25, 2011 at a purchase price of $.000417 per share. The Company is required to pay interest to Bristol on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock. On June 18, 2004, all of these warrants were repriced from $.000417 to $.00025 per share. On November 12, 2004, 840,000,000 of these warrants were repriced from $.00025 to $.00020 per share.

             On March 29, 2004, the Company entered into a new share purchase agreement with Tazbaz Holdings Limited for the issuance and sale by the Company of a $100,000 principal amount Convertible Debenture and 250,000,000 warrants to purchase shares of the Company's common stock. The debenture will become due twelve months from the date of issuance. Tazbaz Holdings Limited will have the right to acquire up to $100,000 worth of the Company's common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount until March 29, 2011 at a purchase price of $.0004 per share. The Company is required to pay interest to Tazbaz Holdings Limited on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock.

              On May 20 and June 18, 2004, the Company sold an additional $400,000 in convertible debentures together with 1,682,352,942 warrants to Bristol Investment Fund, Ltd. pursuant to the March 25, 2004 share purchase agreement. The debentures will become due twelve months from the date of issuance. Bristol will have the right to acquire up to $400,000 worth of the Company's common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount for a period of seven years from closing at a purchase price of $.00025 per share. The Company is required to pay interest to Bristol on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock. On November 12, 2004, 1,529,411,765 of these warrants were repriced from $.00025 to $.00020 per share.

             On May 24, 2004 and June 18, 2004, the Company entered into new share purchase agreements with Tazbaz Holdings Limited for the issuance and sale by the Company of $300,000 principal amount Convertible Debentures and 1,157,142,857 warrants to purchase shares of the Company's common stock. The debentures will become due twelve months from the date of issuance. Tazbaz Holdings Limited will have the right to acquire up to $300,000 worth of the Company's common stock at a price the lesser of $.0175 or 50% of the average of the three lowest prices on three separate trading days during the sixty-day trading period prior to conversion. The warrants are exercisable at any time and in any amount for a period of seven years from closing at a purchase price of $.00025 per share. The Company is required to pay interest to Tazbaz Holdings Limited on the aggregate unconverted and outstanding principal amount of the debenture at the rate of 12% per annum, payable on each conversion date and maturity date in cash or shares of common stock.

ORIGINAL ISSUE DISCOUNT CONVERTIBLE DEBENTURES

             On November 12, 2004, the Company sold an additional $875,000 in convertible debentures with original issue discount (OID) together with 4,750,000,000 warrants to a group of investors including Bristol Investment Fund Ltd., Alpha Capital and Tazbaz Holdings Inc. Pursuant to the Share Purchase Agreement, the debentures will become due twelve months from the date of issuance. The investors will have the right to acquire up to $875,000 (equal to 125% of the aggregate subscription amount of $700,000) worth of the Company's common stock at a price the lesser of $.0002 or 80% of the average of the three lowest intraday prices on three separate trading days during the twenty days trading period prior to conversion. The warrants are exercisable at any time and in any amount for a period of seven years from closing at a purchase price of $.0002 per share.

         As of record date, if the outstanding debentures of $1,162,700 were to be converted and all common stock warrants held by the debenture holders were to be exercised we would be obligated to issue approximately 23,267,838,795 shares of our common stock.

         COMMON STOCK PURCHASE WARRANTS

             There are outstanding warrants to purchase an aggregate of 9,057,417,698 shares of the Company's common stock as follows:

             On December 30, 1999, 475,000 warrants were issued in conjunction with the private placement of the Series A, preferred stock. They are exercisable at any time and in any amount until December 30, 2004 at a purchase price of $3.24 per share.

             On April 16, 2000, we issued 50,000 warrants in connection with a private placement of Series A stock and 300,000 warrants on the issue of Class B preferred shares. The warrants were issued with a strike price of $3.71 and expire April 16, 2005. On January 26, 2001, 100,000 of these warrants were repriced from $3.71 per share to $1.00 per share.

             In connection with the private placement of Series B preferred stock 225,000 warrants were issued. They are exercisable at a purchase price of $3.58.

            In 2000, in connection with the purchase of the investment in E-Wink 500,000 warrants were issued. They are exercisable at a purchase price of $3.25 and expire March 6, 2005.

            In 2000, in connection with the private placement of August 22, 2000, 560,627 warrants were issued. They are exercisable at a purchase price of $2.46 and expire August 22, 2005. On January 26, 2001, 280,693 of these warrants were repriced from $2.46 per share to $1.00 per share.

             On January 26, 2001, the Company issued warrants to purchase up to 250,000 shares of its common stock exercisable at any time and in any amount until January 26, 2006 at a purchase price of $1.50 per share. In February 2001, 150,000 of such warrants were exercised by KSH Investment Group, the placement agent in the Company's August 2000 private placement offering.

            Following verbal agreements in December 2000, on January 24, 2001, the Company signed an agreement with The Del Mar Consulting Group, a California corporation, to represent it in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals. The Company issued warrants to purchase 400,000 shares of common stock at $1.00 per share which expire January 24, 2005 and which are exercisable commencing August 1, 2001. In April 2001, the warrants were cancelled and 400,000 new warrants were issued which are exercisable at $0.55, which expire August 1, 2005.

            During the year ended December 31, 2001, the Company issued 723,436 warrants to the Series C Preferred Stock investors of which 663,484 have a strike price of $0.54 and expire on April 18, 2005. The balance of 59,952 have a strike price of $0.63 and expire on June 8, 2005.

           On May 24, 2002, the Company entered into an agreement with Tazbaz Holdings Limited, pursuant to which Tazbaz securitized an overdraft position of the Company with Bank One in the amount of $650,000 until the Bank's repayment on December 5, 2002. Pursuant to this agreement the Company issued 10,000,000 warrants; 6,000,000 of which are exercisable at any time and in any amount until November 15, 2009 at a purchase price of $.08 per share, and 4,000,000 of which are exercisable at any time and in any amount until November 15, 2009 at a purchase price of $.04 per share.

           On October 1, 2002, the Company entered into consulting agreements with a group of seven consultants with expertise in restructuring, financing, legal and management services for one-year terms to assist the Company with its restructuring and refinancing efforts. In consideration for such services the Company issued 10,600,000 warrants which are exercisable at any time and in any amount until September 30, 2003 at a purchase price of $.025 per share. As of December 10, 2004, 9,980,000 of these warrants had been exercised with net proceeds of $249,500.

           On December 5, 2002, the Company issued 50,285,713 warrants to holders of the 12% Senior Secured Convertible Debentures which are exercisable at any time and in any amount until December 5, 2009 at a purchase price of $.0175 per share. On June 30, 2003 and July 22, 2003, 12,571,428 of these warrants were repriced from $.0175 to $.00137 per share. On October 14, 2003, 12,571,428 of these warrants were repriced from $.00137 to $.00075 per share. On June 18, 2004, 1,142,857 of these warrants were repriced from $.00075 to $.00025 per share. As of the record date, 22,857,142 of these warrants had been exercised with net proceeds of $17,142.86

          Pursuant to the December 18, 2002 convertible debenture, the Company issued 5,625,000 warrants to Tazbaz Holdings Limited, which are exercisable at any time and in any amount until December 18, 2009 also at a purchase price of $0.175 per share. On April 7, 2004, all of these warrants were repriced from $.0175 to $.0004 per share. As of the record date, all of these warrants had been exercised with net proceeds of $2,250.00

           During the year ended December 31, 2003, the Company issued 783,366,790 warrants to holders of the 12% Senior Secured Convertible Debentures which are exercisable at any time and in any amount for seven years from the date of closing at purchase prices ranging from $.0175 to $.00075 per share. On June 30, 2003, 45,714,286 of these warrants were repriced from $.0175 to $.00875 per share. On October 14, 2003, 314,576,307 of these warrants were repriced from $.00137 to $.00075 per share. On April 7, 2004, 11,999,999 of these warrants were repriced from $.0175 to $.0004 per share. On June 18, 2004, 279,324,980 of these warrants were repriced from $.00075 to $.00025 per share. On November 12, 2004, 167,244,016 of these warrants were repriced from $.00025 to $.00020 per share. As of the record date, 368,327,525 of these warrants had been exercised with net proceeds of $272,046.

          On January 8, 2004, the Company sold issued 1,428,571 warrants to holders of the 12% Senior Secured Convertible Debentures which are exercisable at any time and in any amount for seven years from the date of closing at a purchase price of $.0175 per share. On April 7, 2004 all of these warrants were repriced from $.0175 to $0.0004 per share. As of the record date, all of these warrants had been exercised with net proceeds of $571.43.

          On March 25, 2004, the Company issued 924,000,000 warrants to Bristol Investment Fund, Ltd. which are exercisable at any time and in any amount until March 25, 2011 at a purchase price of $.000417 per share. On June 18, 2004, all of these warrants were repriced from $.000417 to $.00025 per share. On November 12, 2004, 840,000,000 of these warrants were repriced from $.00025 to $.00020 per share.

           On March 25, 2004 the Company issued 250,000,000 warrants to Tazbaz Holdings Limited, which are exercisable at any time and in any amount until March 29, 2011 at a purchase price of $0.0004 per share.

           On May 20 and June 18, 2004, the Company issued 1,682,352,942 warrants to Bristol Investment Fund, Ltd. which are exercisable at any time and in any amount for a period of seven years from closing at a purchase price of $.00025 per share. On November 12, 2004, 1,529,411,765 of these warrants were repriced from $.00025 to $.00020 per share.

           On May 24, 2004, the Company issued 357,142,857 warrants to Tazbaz Holdings Limited which are exercisable at any time and in any amount for a period of seven years from closing at a purchase price of $.00028 per share. As of the record date, 100,000,000 of these warrants had been exercised with net proceeds of $28,000.00.

         On June 18, 2004, the Company issued 800,000,000 warrants to Tazbaz Holdings Limited which are exercisable at any time and in any amount for a period of seven years from closing at a purchase price of $.00025 per share.

         On November 12, 2004, the Company issued 4,687,500,000 warrants to holders of the Original Discount Convertible Debentures which are exercisable at any time and in any amount for seven years from the date of closing at a purchase price of $.0002 per share.

             Warrant-holders are not entitled, by virtue of being warrant-holders, to receive dividends, to vote at or receive notice of any meeting of shareholders or to exercise any other rights whatsoever as shareholders. In order to receive one share of the Company's common stock a warrant-holder must surrender one warrant, accompanied by payment of the aggregate exercise price of the warrants to be exercised, which payment may be made, at the warrant-holder's election, in cash or by delivery of a cashiers or certified check or any combination of the foregoing. Upon receipt of duly executed warrants and payment of the exercise price, the Company will issue and cause to be delivered to warrant-holders certificates representing the number of shares of common stock so purchased.

THIS PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTITIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH BELOW AND ELSEWHERE IN THIS PROXY STATEMENT.

                                   PROPOSAL 1

TO ELECT THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ENSUING YEAR.

         Three directors are to be elected at the Meeting to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified. The election of directors requires the affirmative vote of at least the majority of shares of common stock present or represented at an annual meeting at which a quorum is present or represented. The By-Laws of the Company provide that the authorized number of directors shall be as set by the Board of Directors but shall not be less than one.

MANAGEMENT



                                                                              POSITION HELD SINCE
NAME                     AGE     POSITION WITH THE COMPANY

Declan A. French         60      Chairman of the Board of Directors, Chief          1994
                                 Executive Officer and President

Arthur S. Marcus *       40      Director                                           2000

Lloyd MacLean            51      Director                                           2003

Patrick Power            44      Director Nominee                                   2004

* Mr. Marcus informed the Company on December 15, 2004 that he does not intend to stand for re-election to the Board of Directors.

         Set forth below is a biographical description of each of the Company's directors and director nominees based on information supplied by each of them:

         DECLAN A. FRENCH has served as the Company's Chairman of the Board of Directors, Chief Executive Officer and President since its inception in February 1994. Prior to founding Thinkpath, Mr. French was President and Chief Executive Officer of TEC Partners Ltd., an information technology recruiting firm in Toronto, Canada. Mr. French has a diploma in Psychology and Philosophy from the University of St. Thomas in Rome, Italy.

                ARTHUR S. MARCUS has served on the Company's Board of Directors since April 2000. Mr. Marcus is a partner at the New York law firm of Gersten, Savage, Kaplowitz, Wolf and Marcus, LLP, the Company's United States securities counsel. Mr. Marcus joined Gersten, Savage & Kaplowitz, LLP in 1991 and became a partner in 1996. Mr. Marcus specializes in the practice of United States Securities Law and has been involved in approximately 50 initial public offerings and numerous mergers and acquisitions. Mr. Marcus received a Juris Doctorate from Benjamin N. Cardozo School of Law in 1989.

                 LLOYD MACLEAN has served on the Company's Board of Directors since February 14, 2003. Mr. MacLean served as the Company's Chief Financial Officer and a Director from September 1997 until May 2000, at which time he departed to pursue other business opportunities. Mr. MacLean is the sole officer and director of Globe Capital Corporation. From 1996 to 1997, Mr. MacLean was Vice-President and Chief Financial Officer of ING Direct Bank of Canada. From 1994 until 1996, he was Vice-President and Chief Financial Officer of North American Trust, Inc., where he also served as a Vice President from 1990 until 1994. Mr. MacLean has an MBA from Harvard University and is a member of the Canadian Institute of Chartered Accountants.

                PATRICK POWER, director nominee, is a General Manager at Netlan Technology Center. Mr. Power was the former Director of Business Development for Thinkpath Training LLC, a Microsoft partner for Learning Solutions in New York from 2001 until 2004. In 1997, Mr. Power opened the New York IT recruitment office of Thinkpath Inc. where he served as Business Development Manager from 1997 until 2001. In 2001, Mr. Power was transferred to Thinkpath's New York training division. In 2002 Thinkpath sold this division, to Thinkpath Training, LLC, a privately held independent company. Mr. Power has a National Diploma in Civil Engineering (NDEA) from The Waterford Institute of Technology in Ireland. Mr. Power is the nephew of Mr. French, our Chief Executive Officer.

COMMITTEES OF THE BOARD OF DIRECTORS

         In July 1998, the Company's Board of Directors formalized the creation of a Compensation Committee, which is currently comprised of Arthur S. Marcus, Lloyd MacLean and Patrick Power. The Compensation Committee has: (i) full power and authority to interpret the provisions of, and supervise the administration of, the Company's 1998 Stock Option Plan, 2000 Stock Option Plan, 2001 Stock Option Plan and 2002 Stock Option Plan, as well as any stock option plans adopted in the future; and (ii) the authority to review all compensation matters relating to the Company. The Compensation Committee has not yet formulated compensation policies for senior management and executive officers. However, it is anticipated that the Compensation Committee will develop a company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate the Company's employees. It is further anticipated that one of the aspects of the program will be to link an employee's compensation to his or her performance, and that the grant of stock options or other awards related to the price of the shares of our common stock will be used in order to make an employee's compensation consistent with shareholders' gains.

         It is expected that salaries will be set competitively relative to the information technology and engineering services and consulting industry and that individual experience and performance will be considered in setting such salaries.

         In July 1998, the Company's Board of Directors also formalized the creation of an Audit Committee, which currently consists of Lloyd MacLean and Patrick Power. The Audit Committee is charged with reviewing the following matters and advising and consulting with the Company's entire Board of Directors with respect thereto: (i) the preparation of the Company's annual financial statements in collaboration with the Company's chartered accountants; (ii) annual review of the Company's financial statements and annual reports; and
(iii) all contracts between the Company and the Company's officers, directors and other of the Company's affiliates. The Audit Committee, like most independent committees of public companies, does not have explicit authority to veto any actions of our entire Board of Directors relating to the foregoing or other matters; however, the Company's senior management, recognizing their own fiduciary duty to the Company and the Company's shareholders, is committed not to take any action contrary to the recommendation of the Audit Committee in any matter within the scope of its review.

         The Company has established an Executive committee, comprised of certain of the Company's executive officers and key employees, which allows for the exchange of information on industry trends and promotes "best practices" among the Company's business units. Currently, the Executive Committee consists of Declan A. French, Kelly Hankinson, and Robert Trick.

              During the year ended December 31, 2003, the Board of Directors met four times on the following dates: April 15, 2003, May 19, 2003, August 14, 2003 and November 10, 2003 at which all of the directors were present; and acted by written consent in lieu of a meeting four times on the following dates:
January 24, 2003, January 31, 2003, February 14, 2003 and June 26, 2003. During the year ended December 31, 2003, the Compensation Committee met on January 31, 2003, the Audit Committee met on April 15, 2003 and the Executive Committee met monthly.

BOARD AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2003 with management and has received the written disclosures and the letter from Schwartz Levitsky Feldman llp, the Company's independent auditors, required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committee). The Audit Committee has also discussed with Schwartz Levitsky Feldman llp the Company's audited financial statements for the fiscal year ended December 31, 2003, including among other things the quality of the Company's accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by management in its financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, and the auditor's independence, as well as the other matters required by Statement on Auditing Standards No. 61 of the Auditing Standards Board of the American Institute of Certified Public Accountants.

Based on these discussions with Schwartz Levitsky Feldman llp and the results of the audit of the Company's financial statements, the Audit Committee members recommended unanimously to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The members of the Audit Committee are Lloyd MacLean and Patrick Power. Each of the above named Audit Committee members is an independent director as defined by Rule 4200 (a)(15) of the National Association of Securities Dealers, Inc.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Board of Directors has a Compensation Committee comprised of Arthur S. Marcus, Lloyd MacLean and Patrick Power. Each of Lloyd MacLean and Patrick Power are independent pursuant to Rule 4200 (a)(15) of the National Association of Securities Dealers, Inc. Arthur Marcus is a partner in the Law Firm of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, the Company's outside U.S. securities counsel.

                            BOARD COMPENSATION REPORT

EXECUTIVE COMPENSATION POLICY

         Thinkpath's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve our business objectives and contribute to our long-term success. In order to meet these goals, Thinkpath's compensation policy for our executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, Thinkpath's compensation policy also contemplates performance-based cash bonuses. Thinkpath's compensation principles for the Chief Executive Officer are identical to those of Thinkpath's other executive officers.

         CASH COMPENSATION. In determining its recommendations for adjustments to officers' base salaries for Fiscal 2003, we focused primarily on the scope of each officer's responsibilities, each officer's contributions to Thinkpath's success in moving toward its long-term goals during the fiscal year, the accomplishment of goals set by the officer and approved by the Board for that year, our assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of our financial position. In certain situations, relating primarily to the completion of important transactions or developments, we may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to Thinkpath of the transaction or development.

         EQUITY COMPENSATION. The grant of stock options to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options increases management's equity ownership in us with the goal of ensuring that the interests of management remain closely aligned with those of our stockholders. The Board believes that stock options in Thinkpath provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options also create an incentive for executive officers to remain with us for the long term.

CHIEF EXECUTIVE OFFICER COMPENSATION

         As indicated above, the factors and criteria upon which the compensation of Declan French, our Chief Executive Officer, is based are identical to the criteria used in evaluating the compensation packages of the other executive officers of Thinkpath. The Chief Executive Officer's individual contributions to Thinkpath include his leadership role in establishing and retaining a strong management team, developing and implementing our business plans and attracting investment capital to Thinkpath. In addition, we have reviewed compensation levels of chief executive officers at comparable companies within our industry.

Respectfully submitted:

By the Members of Thinkpath's Compensation Committee
Arthur Marcus, Lloyd MacLean and Patrick Power

INDEMNIFICATION OF OFFICERS AND DIRECTORS

             The Company's By-laws provide that the Company shall indemnify to the fullest extent permitted by Canadian law the Company's directors and officers (and former officers and directors). Such indemnification includes all costs and expenses and charges reasonably incurred in connection with the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been the Company's officer or director if such person was substantially successful on the merits in his or her defense of the action and he or she acted honestly and in good faith with a view to the Company's best interests, and if a criminal or administrative action that is enforced by a monetary penalty, such person had reasonable grounds to believe his or her conduct was lawful.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted, the Company's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses, incurred or paid by one of the Company's directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and to each of the Company's executive officers who earned in excess of $100,000 during the year ended December 31, 2003:

SUMMARY COMPENSATION TABLE

Name and                                                        Restricted
Principal                               Annual                    Stock                               Other
Position                    Year        Salary        Bonus       Awards          Options/SARs     Compensation
--------                    ----        ------        -----       ------          ------------     -------------

Declan A. French            2003        150,000    100,000(1)       -0-                -0-               -0-
Chief Executive Officer     2002        150,000    100,000(2)       -0-                -0-               -0-
and Chairman of the Board   2001        150,000    100,000(2)       -0-                -0-               -0-

(1) This reflects a cash bonus of $100,000 accrued but not paid as at December 31, 2003 pursuant to Mr. French's employment agreement.

(2) This reflects the dollar value of 3,571,429 shares of common stock issued to Mr. French in lieu of cash bonuses for the fiscal year 2002 and 588,235 shares for the fiscal year 2001.


EMPLOYMENT AGREEMENTS

               The Company has entered into an employment agreement with Declan
A. French whereby he will serve as Chairman of the Board, Chief Executive Officer and President for a period of two years commencing on November 28, 2001. Mr. French shall be paid a base salary of $150,000 and a bonus to be determined by the Company's EBITDA (earnings before interest, taxes, depreciation and amortization) as a percentage of annual gross revenue with a minimum guaranteed bonus of $100,000. The bonus will be paid in cash or shares at the Company's discretion. In January 2003, the Company issued an aggregate of 12,427,535 shares of its common stock to Mr. French for extinguishment of certain indebtedness of the company to Mr. French pursuant to the amendment to his employment agreement dated January 27, 2003. This included 3,571,429 shares as payment in full for the bonus due for the fiscal year ended 2002. In April 2002, the Company issued 588,235 shares of its common stock to Mr. French as payment in full for the bonus due for the fiscal year 2001. In February 2001, the Company issued 1,200,000 shares of its common stock as payment in full for the bonuses due to Mr. French for the fiscal years of 1999 and 2000 pursuant to the terms of his previous employment agreement. Mr. French continues to serve as Chairman, Chief Executive Officer and President.

          On March 1, 2001, the Company entered into an employment agreement with Kelly Hankinson whereby she will serve as Chief Financial Officer. Ms. Hankinson shall be paid an annual salary of $100,000. The employment agreement is for an indeterminate period of time. In 2003, Ms. Hankinson was paid approximately $75,000. In the event Ms. Hankinson is terminated for any reason, including but not limited to, the acquisition of Thinkpath, Ms. Hankinson shall be entitled to a severance payment equal to one year's salary.

         No other officer or director has an employment contract with the Company.

COMPENSATION OF DIRECTORS

         Effective August 28, 2002, each non-employee member of the Company's Board of Directors shall receive the following annual compensation in consideration for services rendered as a director: (i) 5 year option to purchase up to 50,000 shares of our common stock exercisable at a price equal to fair market value of our common stock as of the date of grant; (ii) a cash amount of $4,000 per annum, paid on a quarterly basis; and, (iii) reimbursement of reasonable and ordinary expenses in connection with such member's attendance at Board or committee meetings. To date, the Company has not made any such payments to its outside directors.

            Directors who receive a salary from the company shall not be entitled to receive any additional compensation for their services as a member of the Company's Board of Directors.

         Board of Directors and shareholders have adopted the 1998 Stock Option Plan, 2000 Stock Option Plan, 2001 Stock Option Plan, and 2002 Stock Option Plan, pursuant to which options have been or may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide their skills and expertise to the Company.


OPTIONS, WARRANTS OR RIGHTS

         No options were issued to any of the Company's officers or directors during 2002 and 2003.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            On August 1, 2002, the Company further restructured its note payable to Roger Walters, reducing the principal from $675,000 to $240,000 in consideration of the issuance of 1,000,000 shares of its common stock. The company agreed to issue and register the shares upon obtaining shareholder approval of an amendment to its Articles of Incorporation increasing its authorized capital stock. Principal payments of $4,000 were to be made monthly beginning September 1, 2002 until August 1, 2007. This loan is non-interest bearing.

            In addition, the Company agreed to price protection on the 1,756,655 shares that were issued to Mr. Walters in January 2002. In the event that the bid price is less than $.27 per share when Mr. Walters seeks to sell his shares in an open market transaction, the Company will be obligated to issue additional shares of unregistered common stock with a value equal to the difference between $.27 per share and the closing bid price to a floor of $.14 per share. Pursuant to this agreement, the Company issued Mr. Walters 1,631,185 shares of our common stock in December 2002.

            The price of the shares at the time of conversion of Mr. Walter's debt on August 1, 2002 was 0.0942, representing approximately $340,800 in debt forgiveness. In accordance with FAS 15, the gain was measured by the excess of the carrying amount of the note payable settled less accrued interest, finance charges or other debt obligations. On December 5, 2002, the shares were issued to Roger Walters and the Company debited liabilities payable in capital stock and credited capital stock in the amount of $247,858 and debt forgiveness in the amount of $187,142.

             On November 12, 2004, the Company reached a settlement with Roger Walters with respect to the note payable to Walters by the Company in the amount of $224,000 plus accrued interest. In consideration of a monetary payment by the Company of $33,600 and execution of a Full and Final Release, Walters released the Company of all rights and debt held by him and forgave the balance of the note payable and accrued interest of approximately $237,400.


             On August 1, 2002, the Company restructured its note payable to Denise Dunne-Fushi, reducing the principal from $1,740,536 to $600,000 in consideration of the issuance of 4,000,000 shares of its common stock. In addition a prior debt conversion of $225,000 that was to be paid in capital was forgiven. The Company agreed to issue and register the shares upon obtaining shareholder approval of an amendment to our Articles of Incorporation increasing its authorized capital stock. Principal payments of $10,000 per month were to begin November 1, 2002 bearing 5% interest until October 2, 2007. In addition, the Company agreed to cover the monthly expense associated with Ms. Dunne-Fushi's family health benefits and vehicle lease for a period of four years.

            The price of the shares at the time of conversion was 0.0942, representing approximately $763,763 in debt forgiveness. In accordance with FAS 15, the gain was measured by the excess of the carrying amount of the note payable settled less accrued interest, benefits and car lease payments as per the settlement agreement. On December 5, 2002, the shares were issued to Denise Dunne and the Company debited liabilities payable in capital stock and credited capital stock in the amount of $475,787 and debt forgiveness in the amount of $889,749.

            On November 12, 2004, the Company reached a settlement with Denise Dunne-Fushi with respect to the note payable to Dunne-Fushi by the Company in the amount of $629,491. In consideration of a monetary payment by the Company of $202,000 and execution of a Full and Final Release, Dunne-Fushi released the Company of all rights and debt held by her and forgave the balance of the note payable of approximately $427,491.

              During the fiscal year ended December 31, 2003, the Company paid to Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, the Company's United States legal counsel, approximately $96,000 for legal services rendered. Arthur S. Marcus, one of the Company's directors, is a partner of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP.

             On November 1, 2002, the Company entered into a series of agreements with Thinkpath Training LLC, a New York company, for the sale of certain assets of its New York training division for a nominal amount of cash and the assumption of all prepaid training liabilities. As part of the transaction, Thinkpath Training LLC assumed the New York training staff, some assets and is subletting the classroom facilities. The owner of Thinkpath Training LLC, is the daughter of Declan French, the Company's Chief Executive Officer and President. At December 31, 2003, there were no balances owing to or from the Company by Thinkpath Training LLC.

            All future transactions between the Company and the Company's officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties. In the event that the Company's enters into future affiliated transactions, they will be approved by the Company's independent directors who do not have an interest in the transactions and who have access, at the Company's expense, to the Company's counsel or independent legal counsel.

                            SHAREHOLDER VOTE REQUIRED

The election of the directors will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                        ELECTION OF THE NAMED DIRECTORS.

                                 PROPOSAL NO. 2

         RATIFICATION OF APPOINTMENT OF SCHWARTZ LEVITSKY FELDMAN, LLP, CHARTERED ACCOUNTANTS AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

              Subject to ratification by the shareholders, the Board of Directors appointed Schwartz Levitsky Feldman LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2004.

              The following summarizes the fees paid to Schwartz Levitsky Feldman, LLP for the years ended December 31, 2003, 2002 and 2001:

                              2003               2002                 2001
      ----------------------------------------------------------------------

      AUDIT                 $45,000            $100,000             $90,000
      ----------------------------------------------------------------------
      TAX                    $5,000             $10,000             $10,000
      ----------------------------------------------------------------------
      ALL OTHER             $15,000             $22,000             $15,500
      ---------------------------------------------------------------------

      TOTAL FEES            $65,000            $132,000            $115,500
      ---------------------------------------------------------------------


             Schwartz Levitsky Feldman, LLP were engaged as our independent auditors in 1999. In connection with the audit of our annual financial statements for the fiscal years ended December 31, 2003, 2002 and 2001, we paid Schwartz Levitsky Feldman, LLP, $45,000 $100,000 and $90,000.

             Tax fees are primarily attributable to various corporate tax planning activities and preparation of our tax returns for which we were billed by Schwartz Levitsky Feldman, LLP, $5,000, $10,000 and $10,000 for the fiscal years ended December 31, 2003, 2002 and 2001.

            All other fees are attributable to consultations on accounting standards and other miscellaneous services for which we were billed by Schwartz Levitsky Feldman, LLP, $15,000 $22,000 and $15,500 for the fiscal years ended December 31, 2003, 2002 and 2001.

             The Audit Committee has considered whether provision of the services described above under "Tax" and "All Other" by Schwartz Levitsky Feldman, LLP, are compatible with maintaining that firm's independence.

             From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent auditors, the Audit Committee has pre-approved all audit and permissible non-audit services by Schwartz Levitsky Feldman, LLP.

            A representative of Schwartz Levitsky Feldman is expected to be present at the Annual Meeting and will have the opportunity to make a statement, and will be available to respond to appropriate questions from shareholders.

                            STOCKHOLDER VOTE REQUIRED

         Ratification of the appointment of Schwartz Levitsky Feldman as independent certified public accountants requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF SCHWARTZ LEVITSKY FELDMAN, LLP, CHARTERED ACCOUNTANTS AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                 PROPOSAL NO. 3

TO VOTE UPON THE PROPOSAL TO APPROVE CERTAIN COMPENSATION PAYABLE TO DECLAN FRENCH, OUR CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT.

Declan French was formerly a principal shareholder of the Company, but has seen his share holding reduced to a number that he believes provides him insufficient motivation to promote the Company's business. Accordingly, the Compensation Committee considered the matter and determined that the past performance rendered by Mr. French to the Company, consisting of:

             His personal guarantee on a currently outstanding loan of the Company to W. Terry Lyons for approximately $220,000;

           His prior personal guarantees on now extinguished debt of the Company;

             His personal indemnification provided to Denise Dunne-Fushi effective in the event the Company were to file for bankruptcy protection and the money paid to her in settlement of her claim against the Company were to be deemed the property of the Company's shareholders by a court of competent jurisdiction, in which case Mr. French agreed to indemnify up to $200,000 of such claims;

             His acceptance of shares of our common stock in lieu of cash for his annual bonus in 2000, 2001 and 2002; and

           His acceptance of shares of our common stock in lieu of cash for repayment of a loan payable to him in 2002 of $100,000,

amounted to a present value in excess of the compensation proposed for shareholder approval hereby and that in view of such past performance and the Company's continuing interest in having Mr. French serve as its chairman of the Board of Directors, chief executive officer and president, that it was in the Company's best interest to award him an additional one hundred thousand dollars ($100,000), payable in shares of the Company's common stock based on the closing market price of such shares on the date of issuance.

The Compensation Committee has adopted a resolution unanimously approving the issuance of $100,000 worth of shares of the Company's common stock to Mr. French, and the board has agreed to submit such proposal for the consideration of the shareholders without taking a position on the merits of the proposal. The Compensation Committee expressly conditioned its favorable recommendation on the receipt by the Company of the affirmative vote of shareholders holding a simple majority of the shares of our common stock present in person or by proxy at the meeting, excluding the shares held by Mr. French or any other member of the board.

                            SHAREHOLDER VOTE REQUIRED

The ratification of the proposal to pay the additional compensation to Mr. French will require the affirmative vote of a simple majority of the shares of common stock in person or represented by proxy at the Meeting, excluding the shares held by Mr. French or any other member of the board..

THE BOARD OF DIRECTORS OF THE COMPANY TAKES NO POSITION ON THE PROPOSAL TO PAY THE ADDITIONAL COMPENSATION TO MR. FRENCH.

                                 PROPOSAL NO. 4
TO APPROVE A REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING COMMON SHARES.

The Board has unanimously adopted a resolution to effect a one-for-five thousand (1:5,000) reverse stock split (the "Reverse Split") of the Common Stock, to be effected by the filing of the Articles of Amendment subject to shareholder approval thereof, which resolution is appended hereto as ANNEX A. The resolution approving the reverse split will empower the Board of Directors to refrain from acting on the resolution, if the Board deems it advisable, notwithstanding shareholder approval of the resolution.

The Board believes that the Reverse Split is in the Company's best interests, principally because it may increase the trading price of the Common Stock. The immediate effect of the Reverse Split will be to reduce the number of shares of Common Stock from approximately 21,667,024,425 to approximately 4,333,405 on a fully diluted basis and from approximately 21,667,024,425 to approximately 4,333,405 such shares presently issued and outstanding.

The Company is authorized, by its articles, to issue an unlimited number of common shares and therefore the Reverse-Split, if approved and implemented, will have no effect on the authorized capital of the Company.

Fractional shares will be rounded up to the next whole share. This is not a "going private" transaction, and no shareholders will be reduced to less than one share. This action will not have the effect of reducing the Company's shareholders to less than 300.

The Reverse Split of the Common Stock is expected to become effective on or about May 31, 2005 (the "Effective Date"). Upon the Effective Date, the Company will notify the National Association of Securities Dealers, requesting that the split be made effective on the Effective Date. The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will not be issued.

The Company believes the number of shares of Common Stock currently outstanding has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders, and impairs the potential ability of the Company to raise capital.

The Company believes that the Reverse Split will be advantageous to it and to all shareholders, because it may provide the opportunity for higher share prices based upon fewer shares. It is also a factor that most brokerage houses do not permit or favor lower-priced stocks to be used as collateral for margin accounts. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commissions on the purchase or sale of lower priced stocks may also represent a higher percentage of the price than the brokerage commission on higher priced stocks.

While its acceptability for ultimate listing on one of the NASDAQ markets or an exchange is presently remote, the Company believes that it is in its interest to adjust its capital structure in the direction of conformity with the NASDAQ structural requirements. At the current date, even with the proposed changes the Company would not meet NASDAQ criteria. There is no assurance that the proposed changes with meet NASDAQ requirements or any other exchange when, and if, the Company is otherwise qualified. There is no assurance that the Company will qualify for NASDAQ listing.

If the Reverse Split is effectuated, the Company may then be better structured to seek equity financing, because many investors shy away from the very high dilution which would occur if an investment were made in the current structure.

The Company cannot predict whether the Reverse Split will increase the market price for the Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that:

     o the market price per share of the Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Split;

     o will not adversely impact the market price of the Common Stock as a result of negative investor opinion;

     o the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced shares;

     o the Reverse Split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers;

     o the market price per share of Common Stock will become or remain sufficiently high to allow the Company to submit a credible listing application to NASDAQ.

The reverse stock split may leave certain stockholders with one or more "odd lots" of new common stock, i.e., stock in amounts of less than 100 shares. These odd lots may be more difficult to sell or require greater transaction cost per share to sell than shares in even multiples of 100. There are frequently situations where transaction costs for odd lots in penny stocks exceed the net proceeds realized from a sale of the odd lot, effectively rendering the odd lot valueless to the holder.

Dissenting shareholders have no appraisal rights under Ontario law or pursuant to its constituent documents of incorporation or bylaws, in connection with the proposed Reverse Split.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REVERSE SPLIT

                                 PROPOSAL NO. 5

RATIFICATION OF THE ADOPTION OF THE COMPANY'S 2005 STOCK OPTION PLAN

         At the Annual Meeting a vote will be taken on a proposal to ratify the adoption of the Company's 2005 Stock Option Plan (the "2005 Stock Option Plan"), which contains 10,000,000,000 shares of common stock underlying stock options available for grant thereunder. The 2005 Stock Option Plan was adopted by the Board of Directors on February 15, 2005. A copy of the 2005 Stock Option Plan is attached hereto as Annex B. As of the date of this Proxy, no options to purchase shares of the Company's common stock have been granted to the Company's employees, directors and outside consultants under the 2005 Stock Option Plan.

                          DESCRIPTION OF THE 2005 PLAN

         The 2005 Stock Option Plan will be administered by the Company's Compensation Committee, which will determine among other things, those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of the Company's common stock issuable upon the exercise of the options and the option exercise price

         The 2005 Stock Option Plan is effective for a period for ten years, expiring in 2015. Options to acquire 10,000,000,000 shares of the Company's common stock may be granted to officers, directors, consultants, key employees, advisors and similar parties who provide the Company with their skills and expertise. The 2005 Stock Option Plan is designed to enable management to attract and retain qualified and competent directors, employees, consultants and independent contractors. Options granted under the 2005 Stock Option Plan may be exercisable for up to ten years, generally require a minimum three-year vesting period, and shall be at an exercise price all as determined by the Company's Compensation Committee provided that, the exercise price of any options may not be less than the fair market value of the shares of the Company's common stock on the date of the grant. Options are non-transferable, and are exercisable only by the participant (or by his or her guardian or legal representative) during his or her lifetime or by his or her legal representatives following death.

         If: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity); (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity; (iii) the Company is to be dissolved and liquidated; (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power); or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors (each such event is referred to herein as a "Corporate Change"); no later than (a) ten days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) 30 days after a change of control of the type described in clause (iv), the Company's Compensation Committee, acting in its sole discretion without the consent or approval of any optionee, shall act to effect 1 or more of the following alternatives, which may vary among individual optionees and which may vary among options held by any individual optionee: (1) accelerate the time at which options then outstanding may be exercised so that such options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Company's Compensation Committee, after which specified date all unexercised options and all rights of optionees thereunder shall terminate; (2) require the mandatory surrender to the Company by selected optionees of some or all of the outstanding Options held by such optionees (irrespective of whether such options are then exercisable under the provisions of the 2005 Stock Option
Plan) as of a date before or after such Corporate Change, specified by the Company's Compensation Committee, in which event the Company's Compensation Committee shall thereupon cancel such options and the Company shall pay to each optionee an certain amount of cash per share;

(3) make such adjustments to options then outstanding as the Company's Compensation Committee deems appropriate to reflect such Corporate Change (provided, however, that the Company's Compensation Committee may determine in its sole discretion that no adjustment is necessary to options then outstanding); or (4) provide that the number and class of shares covered by an option theretofore granted shall be adjusted so that such option shall thereafter cover the number and class of shares or other securities or property (including, without limitation, cash) to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets, and dissolution, the optionee had been the holder of record of the number of shares of common stock then covered by such option.

         If a participant ceases affiliation with the Company by reason of death, permanent disability or retirement at or after age 65, the option remains exercisable for one year from such occurrence but not beyond the option's expiration date. Other types of termination allow the participant 90 days to exercise the option, except for termination for cause, which results in immediate termination of the option.

         Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the 2005 Stock Option Plan, subject to applicable securities regulation.

         The 2005 Stock Option Plan may be terminated or amended at any time by the Company's Board of Directors, except that the number of shares of the Company's common stock reserved for issuance upon the exercise of options granted under the 2005 Stock Option Plan may not be increased without the consent of the Company's shareholders.

             The Company currently does not have any plans to make any grants under the 2005 Stock Option Plan.

                            SHAREHOLDER VOTE REQUIRED
             Approval of the Company's 2005 Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S 2005 STOCK OPTION PLAN.

                             SECTION 16(A) REPORTING

            Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding 10% or more of the Company's common stock must report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established. During the year ended December 31, 2004, the Company believes all reports required to be filed under Section 16(a) were filed on a timely basis.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting, which will be presented for consideration at the Meeting. However, it is possible that certain proposals may be raised at the Meeting by one or more shareholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy with his or her or its best judgement.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                              SHAREHOLDER PROPOSALS

         In order to be included in the proxy materials for the Company's next Annual Meeting of shareholders, shareholder proposals must be received by the Company on or before October 31, 2005.

                                    FORM 10-K

         A copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission is available to shareholders free of charge by writing to:

                               Thinkpath Inc.
                               201 Westcreek Boulevard
                               Brampton, Ontario
                               Canada, L6T 5S6
                               Attention: Corporate Secretary

                              FINANCIAL STATEMENTS

         The Company's audited consolidated financial statements for the fiscal year ended December 31, 2003 and the related Management's Discussion and Analysis of Financial Condition and Results of Operations are included in the Company's Form 10-K and are incorporated by herein by reference.

         By order of the Board of Directors, April 6, 2005

         Declan A. French
         Chairman of the Board of Directors

                                                                         ANNEX A




         APPROVAL OF REVERSE SPLIT
         -------------------------
         "Be it resolved as a special resolution that
         1. the Corporation file Articles of Amendment to effect a reverse split of the Corporation's issued and unissued common shares on the basis of one (1) post reverse-split common share of the Corporation issued in exchange for every five thousand (5,000) pre-reverse split common shares and any officer of the Corporation is hereby authorized to sign such Articles of Amendment on behalf of the Corporation; and

         2. the Board of Directors of the Corporation be, and they hereby are, authorized and empowered at any time prior to the issuance of a certificate of Articles of Amendment giving effect to the reverse split of its common shares to revoke this resolution without further approval of the shareholders of the Corporation and to determine not to proceed with the transactions contemplated hereby."

                                                                         ANNEX B

                                 THINKPATH INC.
                             2005 STOCK OPTION PLAN

I.       PURPOSE OF THE PLAN

         The THINKPATH INC. 2005 STOCK OPTION PLAN (the "Plan") is intended to provide a means whereby certain employees of THINKPATH INC., an Ontario corporation (the "Company"), and its affiliates may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may grant to certain service providers ("Optionees") the option ("Option") to purchase common shares of the Company ("Shares"), as hereinafter set forth.

         Options granted under the Plan may be either incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"), or options which do not constitute Incentive Stock Options.

II.      ADMINISTRATION

         (a) The Plan shall be administered by a committee (the "Committee") of, and appointed by, the Board of Directors of the Company (the "Board"), and the Committee shall be (a) comprised solely of two or more outside directors (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder), and (b) constituted so as to permit the Plan to comply with Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the United States Securities Exchange Act of 1934, as amended (the "1934 Act"). The Committee shall have sole authority to select the Optionees from among those individuals eligible hereunder and to establish the number of shares which may be issued under each Option. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are cancelled or repriced. In selecting the Optionees from among individuals eligible hereunder and in establishing the number of shares that may be issued under each Option, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

         (b) The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the Optionees, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final.

(c) The provisions of the Plan shall be interpreted and construed in accordance with the laws of the Province of Ontario

III.      OPTION AGREEMENTS

         (a) Each Option shall be evidenced by a written agreement between the Company and the Optionee ("Option Agreement") which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or Shares or a combination of cash and Shares equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe; provided that, except as provided in subparagraph VIII(c) hereof, the Committee shall retain final authority (i) to determine whether an Optionee shall be permitted, or (ii) to approve an election by an Optionee, to receive cash in full or partial settlement of Stock Appreciation Rights. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) having a fair market value equal to such option price.

         (b) For all purposes under the Plan, the fair market value of a Share on a particular date shall be equal to the mean of the high and low sales prices of the Shares (i) reported by the Over-the-Counter Bulletin Board on that date or (ii) if the Shares are listed or quoted on a national stock exchange or quotation system, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Shares are so reported. If the Shares are traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of the Shares on the most recent date on which the Shares were publicly traded. In the event the Shares are not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         (c) Each Option and all rights granted thereunder shall not be transferable and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

         (d) The Committee shall have the discretion to determine a vesting schedule for any Option granted under the Plan. Unless otherwise determined by the Committee, Options granted under the Plan shall vest at a rate of 1/3 per year over three years and be exercisable prior to the day following the first anniversary of the date on which the Options concerned are granted.

         (e) The expiry date of an Option (the "Expiry Date") shall be the earlier of the date fixed by the Committee, as set forth in the individual Option Agreement, and the date established, if applicable, in clauses (i) to
(iii) below, provided that such date shall not be later than the tenth anniversary of the date on which the Option is granted.

                  (i) If an Optionee ceases affiliation with the Company or an affiliate by reason of death, permanent disability or retirement at or after age 65, the Expiry Date shall be the first anniversary of the occurrence.

                  (ii) If an Optionee ceases affiliation with the Company or an affiliate for any other reason (other than termination of his or her employment or other service for cause), the Expiry Date shall be the date that is 90 days following the occurrence.

                  (iii) If an Optionee ceases affiliation with the Company or an affiliate upon the termination of his or her employment or other service for cause, then the Expiry Date shall be the date on which the Company or its affiliate gives notice to the Optionee of his or her termination.

IV.    ELIGIBILITY OF OPTIONEE

         (a) Options may be granted only to individuals who are employees (including officers and directors who are also employees) of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) of the Company at the time the Option is granted; provided, however, that Options which do not constitute Incentive Stock Options may be granted to individuals who are directors (but not also employees) of the Company or any such parent or subsidiary corporation. Subject to required regulatory approvals, Options may also be granted to consultants, advisors and similar parties who provide their skills and expertise to the Company or its affiliates. Options may be granted to the same individual on more than one occasion.

         (b) No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Shares subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds US$100,000, such excess Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an Optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

         (c) The aggregate number of Shares reserved for issuance pursuant to Options granted to any one Optionee shall not exceed 5% of the number of Shares outstanding (on a non-diluted basis) at the time of such grant.

V.    SHARES SUBJECT TO THE PLAN

         (a) The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 10,000,000,000 Shares. Such shares may consist of authorized but unissued Shares or previously issued Shares reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan to the extent permitted under Rule 16b-3 and applicable Canadian securities legislation.

         (b) The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to Shares subject to Options then outstanding. Exercise of an Option in any manner, including an exercise involving a Stock Appreciation Right, shall result in a decrease in the number of Shares which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate share certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

VI.    OPTION PRICE

         The purchase price of Shares issued under each Option shall be determined by the Committee, but in no case shall such purchase price be less than the fair market value of the Shares subject to the Option on the date the Option is granted.

VII.     TERM OF PLAN

         The Plan, shall be effective upon the date of its adoption by the Board, provided the Plan is approved by the shareholders of the Company within twelve months thereafter. Notwithstanding any provision in this Plan or in any Option Agreement, no Option shall be exercisable prior to such shareholder approval. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration of ten years from the date of its adoption by the Board.

VIII.    RECAPITALIZATION OR REORGANIZATION

         (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) The shares with respect to which Options may be granted are Shares as presently constituted, but, if and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         (c) If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure ( a "recapitalization"), the number and class of Shares covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Optionee had been the holder of record of the number of Shares then covered by such Option. If:

         (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity);

         (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity;

         (iii)    the Company is to be dissolved and liquidated;

         (iv)     any person or entity, including a "group" as contemplated by
                  Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power); or

         (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change");

no later than (a) ten days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual
Optionee:

         (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate;

         (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the amount calculated in subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares;

         (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding); or

         (4) provide that the number and class of shares covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets, and dissolution, the Optionee had been the holder of record of the number of Shares then covered by such Option.

         (d) For the purposes of clause (2) in subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows:

         (i) the per share price offered to shareholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction;

         (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place; or

         (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options.

In the event that the consideration offered to shareholders of the Company in any transaction described in this subparagraph (d) or in subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

         (e) Any adjustment provided for in subparagraphs (b) or (c) above shall be subject to any required shareholder action.

         (f) Except as hereinbefore expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options theretofore granted or the purchase price per share.

IX.     AMENDMENT OR TERMINATION OF THE PLAN

         The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time, provided that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of such Optionee, and provided further that the Board may not make any alteration or amendment which would increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan or change the class of individuals eligible to receive Options under the Plan without the approval of the shareholders of the Company.

X.    SECURITIES LAWS

         (a) The issue of Shares by the Company pursuant to the exercise of an Option is subject to this Plan and compliance with the laws, rules and regulations of all regulatory bodies applicable to the issuance and distribution of the Company's securities and to the listing requirements of any stock exchange or market on which the Shares may then be listed or quoted. The Company shall not be obligated to issue any Shares pursuant to any Option granted under the Plan at any time when the offering of the Shares covered by such Option has not been registered under the United States Securities Act of 1933 or otherwise qualified for distribution under such other U.S. state and federal and Canadian provincial laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from applicable prospectus and registration requirements of such laws, rules or regulations available for the offering and sale of such shares.

         (b) It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3 thereunder. If any provision of the Plan or any such Option would disqualify the Plan or such Option under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

         Additional Plan Provisions, if required:

                  In addition, until such time as the Plan has been approved by a majority of the votes cast at a meeting of shareholders (other than votes attaching to securities beneficially owned by (A) an insider (within the meaning of the SECURITIES ACT (Ontario)) of the Company, other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Company, and (B) an associate (within the meaning of the SECURITIES ACT (Ontario)) of any person who is an insider by virtue of (A) above (such persons herein referred to as "Insiders"):

         (i) the number of Shares reserved for issuance pursuant to Options granted to Insiders shall not exceed 10% of the number of Shares outstanding at the time of the grant (on a non-diluted basis), less the aggregate number of Shares reserved for issuance under any other stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more service providers, including a share purchase from treasury that is financially assisted by the Company by way of loan, guarantee or otherwise (a "Share Compensation Arrangement") over the preceding one-year period;

         (ii) the issuance to any one Insider and such Insider's Associates, within a one-year period, of Shares on the exercise of Options may not exceed 5% of the number of Shares outstanding at the time of the grant (on a non-diluted basis), less the aggregate number of Shares reserved for issuance under any other Share Compensation Arrangement over the preceding one-year period; and

         (iii) the issuance to all Insiders, within a one-year period, of Shares on the exercise of Options, may not exceed 10% of the number of Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Shares reserved for issuance under any other Share Compensation Arrangement over the preceding one-year period.

        GENERAL PROXY - ANNUAL MEETING OF SHAREHOLDERS OF THINKPATH INC.

The undersigned hereby appoints Declan A. French, with full power of substitution, proxy to vote all of the shares of common stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Thinkpath Inc. (the "Company"), to be held at the principal executive offices of the Company located at 201 Westcreek Boulevard, Brampton, Ontario, Canada, L6T 5S6 on April 22, 2005 at 10:00 A.M. local time and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated April 6, 2005 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THINKPATH INC.'S BOARD OF DIRECTORS.

         1. To elect three directors to hold office for the term of one year:

                  Declan French                      Patrick Power
                  Lloyd MacLean


                  _____ FOR ALL NOMINEES           _____WITHELD FOR ALL NOMINEES

         INSTRUCTION: To withhold authority to vote for any individual director nominee, write that director nominee's name in the space provided below.


         2. To ratify the appointment of Schwartz, Levitsky, Feldman, llp, as the Company's independent chartered accountants for the ensuing year.

                  _____ FOR             _____AGAINST          _____ABSTAIN


         3. To vote upon the proposal to approve certain compensation to Declan French, our chairman of the board of directors, chief executive officer and president.

                  _____ FOR             _____AGAINST          _____ABSTAIN


         4. To vote upon the proposal to approve a reverse stock split of the Company's outstanding common shares.


                  _____ FOR             _____AGAINST          _____ABSTAIN


         5. To ratify the adoption of the Company's 2005 Stock Option Plan



                  _____ FOR             _____AGAINST          _____ABSTAIN



         6. In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.


                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 6 and 7.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.


                           Date: April 6, 2005


                           (Print name of Shareholder)


                           (Print name of Shareholder)



                           Signature


                           Signature

                           Number of Shares
                                           -------------------------------------
                              Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.